Exhibit 99

For immediate release	Contact: Joseph Fitzgerald
October 26, 2004	(310) 449-3660

MGM ANNOUNCES CONTINUED STRONG

CASH FLOW FROM OPERATIONS

Los Angeles, CA – Metro-Goldwyn-Mayer Inc. (NYSE:MGM) announced today that net cash provided by operating activities totaled $26.9 million in the quarter ended September 30, 2004.

Third quarter revenues were $401.3 million, compared to $457.1 million in the prior year period. The Company’s net loss in the third quarter was $26.7 million, or $0.11 per share. The net loss included expenses of $3.8 million, or $.02 per share, related to the pending acquisition of MGM. Additionally, the net loss included a non-cash charge of $8.0 million, or $.03 per share, from the Company’s early election to expense employee stock options. The third quarter of 2003 net loss of $32.6 million, or $0.13 per share, included a charge of $5.1 million, or $0.02 per share, for costs incurred in connection with MGM’s bid for Vivendi Universal Entertainment.

On September 23, 2004, LOC Acquisition Company entered into a definitive agreement to acquire MGM for $12 in cash per MGM share, plus the assumption of MGM’s approximately $2.0 billion in debt. LOC Acquisition Company is a Delaware corporation which, at the time of the merger, will be owned by Sony Corporation of America, Comcast Studio Investments, Inc. and affiliates of Providence Equity Partners, Texas Pacific Group and DLJ Merchant Banking Partners. The transaction is subject to MGM shareholder approval, various regulatory approvals and customary closing conditions.

-more-

Page 2 of 6 - MGM 3Q’04 Earnings Release

Alex Yemenidjian, Chairman and Chief Executive Officer, commented: “We are especially pleased to combine MGM with Sony and its partners. The transaction will complete a dramatic transformation of our Company over the past five years, which has delivered superior returns to MGM shareholders.”

Chris McGurk, Vice Chairman and Chief Operating Officer, added: “Our film, television, MGM Networks and home entertainment operations are all on track to finish the year strongly. The Stargate franchise has been a particularly strong performer and our film slate for next year, anchored by Pink Panther, Be Cool, The Amityville Horror and Beauty Shop looks especially promising.”

THIRD QUARTER 2004 OPERATING HIGHLIGHTS

•	Worldwide home entertainment unit shipments increased 30 percent.

•	Walking Tall, Agent Cody Banks 2, and Barbershop 2 were among MGM’s top-selling newly released home entertainment titles. The Manchurian Candidate and The Good the Bad and the Ugly were among the top-selling library titles.

•	De-Lovely will contribute solid first cycle profits.

•	Hotel Rwanda, which will premiere in December, won the top prize at the Toronto Film Festival.

•	Stargate SG-1 opened its 8th season on The Sci-Fi Channel to the show’s highest ratings ever.

•	Stargate Atlantis debuted its first season on Sci-Fi and delivered the channel’s highest episode ratings ever with 4.2 million viewers.

-more-

Page 3 of 6 - MGM 3Q’04 Earnings Release

•	Dead Like Me has delivered consistently strong ratings in its second season on Showtime.

•	MGM Networks launched the MGM Channel in Spain on July 1st with carriage on all of the country’s major cable systems.

Metro-Goldwyn-Mayer Inc. (NYSE: MGM), through its Metro-Goldwyn-Mayer Studios Inc. subsidiary, is actively engaged in the worldwide production and distribution of entertainment product, including motion pictures, television programming, home video, interactive media, music, and licensed merchandise. The Company owns the largest modern film library in the world, consisting of approximately 4,000 titles. Its operating units include MGM Pictures, United Artists, MGM Television Entertainment, MGM Networks, MGM Distribution Co., MGM Worldwide Television Distribution, MGM Home Entertainment, MGM On Stage, MGM Consumer Products, MGM Music, MGM Interactive and MGM Direct. In addition, MGM has ownership interests in international television channels reaching over 100 countries around the globe. For more information on MGM, visit us online at http://www.mgm.com.

This news release contains forward-looking statements that are based upon the Company’s estimates and expectations concerning future events and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. These risks and uncertainties include, among other things, future competitive and market conditions, whether the Company’s products achieve customer acceptance, future business decisions, and other factors, including those described in the Company’s filings with the Securities and Exchange Commission, all of which are difficult or

-more-

Page 4 of 6 - MGM 3Q’04 Earnings Release

impossible to predict accurately and many of which are beyond the control of MGM. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be realized. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities of the Company.

In connection with the proposed transaction, MGM will file a proxy statement and other materials with the Securities and Exchange Commission. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND RELATED MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. MGM and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information regarding such individuals is included in MGM’s proxy statements and Annual Reports on Form 10K previously filed with the Securities and Exchange Commission and will be included in the proxy statement relating to the proposed merger when it becomes available. Investors may obtain a free copy of the proxy statement and other relevant documents when they become available as well as other material filed with the Securities and Exchange Commission concerning MGM and these individuals at the Securities and Exchange Commission’s website at http://www.sec.gov. These materials and other documents may also be obtained for free from: MGM at Metro-Goldwyn-Mayer Inc., 10250 Constellation Boulevard, Los Angeles, California 90067, Attn: Investor Relations.

* * *

Page 5 of 6 - MGM 3Q’04 Earnings Release

Metro-Goldwyn-Mayer Inc.

Condensed Consolidated Results of Operations

Quarters and Nine Months Ended September 30, 2004 and 2003

	Quarter Ended September 30,		Nine Months Ended September 30,
In thousands, except share and per share data (unaudited)	2004	2003	2004	2003
Revenues:
Feature films	$320,970	$385,536	$1,077,245	$1,169,092
Television programming	69,485	62,445	160,561	144,122
Other	10,837	9,070	33,589	26,730

Total revenues	$401,292	$457,051	$1,271,395	$1,339,944

EBITDA:
Feature films	$22,382	$9,011	$81,867	$8,853
Television programming	15,573	16,357	26,162	17,018
Other	4,639	1,874	16,623	12,775
General and administration expenses	(42,197)	(37,149)	(129,661)	(95,843)

EBITDA	397	(9,907)	(5,009)	(57,197)
Depreciation	(3,924)	(3,476)	(11,093)	(13,728)

Operating loss	(3,527)	(13,383)	(16,102)	(70,925)
Write-down on investment in cable channels	—	—	—	(93,059)
Equity in net earnings (losses) of investees	(1,556)	(684)	(3,369)	595
Interest expense, net of amounts capitalized	(19,876)	(14,744)	(41,715)	(51,556)
Interest and other income, net	1,652	5,010	5,641	11,387
Other non-recurring costs	(3,785)	(5,099)	(4,958)	(5,099)

Loss before benefit (provision) for income taxes	(27,092)	(28,900)	(60,503)	(208,657)
Income tax benefit (provision)	365	(3,713)	(7,160)	(13,357)

Net loss	$(26,727)	$(32,613)	$(67,663)	$(222,014)

Loss per share:
Basic and diluted
Net loss	$(0.11)	$(0.13)	$(0.29)	$(0.90)

Weighted average number of common shares outstanding:
Basic and diluted	237,298,809	244,526,208	236,969,940	245,919,877

Page 6 of 6 - MGM 3Q’04 Earnings Release

Metro-Goldwyn-Mayer Inc.

Condensed Consolidated Balance Sheets

September 30, 2004 and December 31, 2003

(In thousands, except share data)

	September 30, 2004	December 31, 2003
	(unaudited)
ASSETS
Cash and cash equivalents	$70,997	$61,894
Accounts and contracts receivable (net of allowance for doubtful accounts of $29,317 and $46,671, respectively)	537,188	615,907
Film and television costs, net	1,853,696	1,788,225
Investments in and advances to affiliates	23,180	24,050
Property and equipment, net	66,260	68,657
Goodwill	516,706	516,706
Restricted cash	150,111	—
Other assets	41,691	31,132

	$3,259,829	$3,106,571

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Bank and other debt	$2,000,119	$813
Accounts payable and accrued liabilities	232,385	234,397
Accrued participants’ share	298,801	320,347
Income taxes payable	35,444	37,129
Advances and deferred revenues	91,284	72,908
Merger deposit	150,111	—
Other liabilities	190,097	112,606

Total liabilities	2,998,241	778,200

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized,
none issued	—	—
Common stock, $.01 par value, 500,000,000 shares authorized, 251,960,505 shares issued	2,520	2,520
Additional paid-in capital	2,051,634	3,915,777
Deficit	(1,575,236)	(1,507,573)
Accumulated other comprehensive income	2,662	2,046
Less: treasury stock, at cost, 14,131,923 and 7,347,530 shares, respectively	(219,992)	(84,399)

Total stockholders’ equity	261,588	2,328,371

	$3,259,829	$3,106,571